UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/19/2017

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-04887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On April 19, 2017, UMB Financial Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Carillon Tower Advisers, Inc., a Florida corporation (“Carillon”) and, in connection with certain provisions only, Raymond James Financial, Inc., a Delaware corporation, and the direct parent of Carillon (“Raymond James”). Subject to the terms and conditions set forth in the Purchase Agreement, the Company will contribute all of the issued and outstanding membership interests in Scout Distributors, LLC, a Missouri limited liability company (“Scout Distributors”) to Scout Investments, Inc., a Missouri corporation (“Scout”) (such transaction, the “Contribution”), and thereafter, will sell all of the issued and outstanding shares in Scout (the “Scout Stock”) to Carillon (the “Sale”). The Contribution, the sale of the Scout Stock and the Purchase Agreement were unanimously approved by the boards of directors of the Company and Carillon, as applicable.

Consideration

At the closing date of the Sale (the “Closing”), and subject to the terms and conditions of the Purchase Agreement, the Company will transfer all shares of the Scout Stock to Carillon, and in consideration of that transfer, Carillon will pay the Company an amount equal to $172,500,000, less the amounts, and subject to the adjustments, set forth in the Purchase Agreement. The adjustments include, without limitation, a true-up with respect to the Scout business revenue expected versus achieved, and a working capital adjustment, all as further detailed in the Purchase Agreement.

Closing Conditions

Completion of the Sale is subject to certain customary conditions, including, without limitation: (i) the accuracy of the representations and warranties of the other party (subject to certain exceptions and qualifications), (ii) performance of all of the obligations, and compliance covenants and agreements, required to be performed or complied with prior to the Closing, (iii) expiration of all related statutory waiting periods, (iv) the absence of any law or order prohibiting the consummation of the Sale, and (v) the absence of a material adverse effect (as defined in the Purchase Agreement) with respect to either the Company or Carillon. Carillon’s obligation to complete the Sale is also conditioned upon certain additional customary conditions, including: (A) the Company’s receipt of any required governmental, third-party and customer consents, (B) completion of the Contribution, and (C) Scout’s closing revenue run-rate meeting or exceeding 75% of the baseline revenue run-rate, both as defined in the Purchase Agreement.

Representations and Warranties; Covenants

The Purchase Agreement contains customary representations and warranties by each of the parties and each party has agreed to customary covenants, including covenants relating to the conduct of the business of Scout and Scout Distributors during the interim period between the execution of the Purchase Agreement and the Closing. In addition, the Purchase Agreement includes or incorporates certain customary confidentiality, non-solicitation, non-compete and stand-still obligations, including usual and customary covenants relating to alternative acquisition proposals.

The Purchase Agreement contains indemnification obligations of the Company and Carillon with respect to breaches of certain of such party’s representations, warranties and covenants and certain other specified matters, which party’s indemnification obligations are also subject to various specified limitations.

Termination

The Purchase Agreement provides certain customary termination rights for the Company and Carillon. Among other termination rights, the Purchase Agreement may be terminated by either party if the Closing has not occurred by March 31, 2018.

Cautionary Statements Regarding Merger Agreement Representations and Warranties

The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company or Carillon in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement, and are subject to limitations, modifications and qualifications agreed upon by the parties to the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement have been made for the purposes of allocating risk between the parties to the Purchase Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the Company or Carillon. The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company or Carillon or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any additional financial or other information about the Company, Carillon or Raymond James.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2017, the Company entered into a retention bonus agreement (the “Retention Agreement”) with Andrew Iseman, Chief Executive Officer of Scout Investments, Inc. and named executive officer of the Company, to retain his services from the signing of the Purchase Agreement through the Closing. Pursuant to Retention Agreement, Mr. Iseman will receive a cash retention bonus of $622,500 with $373,500 paid in the first payroll cycle following the Closing and the remaining $249,000 paid 90 days after Closing. A copy of the Retention Agreement with Mr. Iseman is being filed by the Company in this Current Report on Form 8-K as Exhibit 10.1 and that information is hereby incorporated by reference herein.

In addition, the Purchase Agreement provides for the possible acceleration of a cash award under the Variable Award Performance Program for Mr. Iseman, an annual short term incentive cash bonus program approved by the Company’s Compensation Committee in February of 2017. The amount of the cash award will be paid immediately prior to Closing, but no earlier than the business day prior to Closing, and will be calculated and prorated according to the formula set forth in the Purchase Agreement.

Item 7.01	Regulation FD Disclosure

The Company is furnishing a copy of its news release announcing the transactions described in this Current Report and providing information for participating in its planned shareholder conference call to discuss the details of the transaction on April 20, 2017, at 8:00 a.m. (CT). A copy of the news release is filed as Exhibit 99.1 hereto.

The Company is also furnishing a copy of materials that will be used in its shareholder conference call on April 20, 2017. A copy of the materials is attached as Exhibit 99.2 and will be available on the Company’s website at www.umbfinancial.com. The materials are dated April 20, 2017, and the Company disclaims any obligation to correct or update any of the materials in the future.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and are not incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1	Stock Purchase Agreement dated April 19, 2017, by and among UMB Financial Corporation, Carillon Tower Advisers, Inc., and Raymond James Financial, Inc.*

Exhibit 10.1	Retention Agreement, dated April 19, 2017, by and between UMB Financial Corporation and Mr. Iseman

Exhibit 99.1	Press Release dated April 20, 2017, announcing the sale of Scout Investments, Inc.

Exhibit 99.2	Investor Presentation Materials, dated April 20, 2017

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Ram Shankar Chief Financial Officer

Date: April 20, 2017

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Stock Purchase Agreement dated April 19, 2017, by and among UMB Financial Corporation, Carillon Tower Advisers, Inc., and Raymond James Financial, Inc.

Exhibit 10.1	Retention Agreement, dated April 19, 2017, by and between UMB Financial Corporation and Mr. Iseman

Exhibit 99.1	Press Release dated April 20, 2017, announcing the sale of Scout Investments, Inc.

Exhibit 99.2	Investor Presentation Materials, dated April 20, 2017